Exhibit 10.39

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

SECURITY AGREEMENT

by and among

PARETEUM CORPORATION,

the other Grantors from time to time party hereto,

and

POST ROAD ADMINISTRATIVE LLC,

as Collateral Agent

Dated as of February 26, 2019

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents

(continued)

ANNEXES

Annex I	-	Form of Assumption Agreement
Annex II	-	Form of Intellectual Property Security Agreement

ii

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of February 26, 2019, made by each of the grantors signatory hereto (together with any other entity that becomes a party hereto as provided herein, the “Grantors”), in favor of POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company (“Post Road”) as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) acting pursuant to this Agreement for the benefit of the Secured Parties.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PARETEUM CORPORATION, a Delaware corporation (the “Borrower”), any Subsidiaries of Borrower that are Guarantors or become Guarantors pursuant to Section 8.10 of the Credit Agreement (collectively, the “Guarantors”, and, together with Borrower, the “Credit Parties”), the lenders from time to time party thereto (the “Lenders”), Post Road, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent (together with the Administrative Agent, collectively, the “Agents” and each an “Agent”), the Lenders have severally agreed to make the Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guarantee the payment and performance of the Borrower’s obligations and liabilities under the Credit Agreement and the other Credit Documents as more fully set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each of the other Grantors;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Loans and other financial accommodations under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Secured Parties to make the Loans and other financial accommodations to the Borrower under the Credit Agreement, that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make the Loans and other financial accommodations to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.          DEFINED TERMS

1.1          Definitions.

(a)          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, control, Contract, Document, Farm Product, General Intangible, Goods, Instrument, Inventory, Letter-of-Credit Right, Securities Account, Securities Entitlement, Uncertificated Security and Supporting Obligation. To the extent applicable, all other terms used herein without definition which are not defined in the Credit Agreement shall have the definitions given therefor in the UCC.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          The following terms shall have the following meanings:

“Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Artilium UK” shall mean Artilium Group Limited, a private limited liability company formed under the laws of England and Wales.

“Auditors shall have the meaning set forth in Section 6.11(e).

“Auditors’ Determination”shall have the meaning set forth in Section 6.11(e).

“Belgian Security Documents” shall mean (i) the pledges over business granted by the Belgian Subsidiaries as pledgors to the Collateral Agent as pledgee and (ii) the pledges over shares in the capital of Artilium NV and United Telecom NV by Artilium UK as pledgor, and the Collateral Agent as pledgee, in each case, dated as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time, and each other instrument or document executed and delivered pursuant to Sections 8.10, 8.11, 8.13 or 8.17 of the Credit Agreement or pursuant to any of the Security Documents to guarantee or secure any of the Obligations governed by Belgian law.

“Belgian Subsidiaries” shall mean, collectively, Artilium NV and United Telecom NV and any other Subsidiary required to become a party hereto which is formed under the laws of Belgium, and “Belgian Subsidiary” shall mean any of the Belgian Subsidiaries, individually.

“Capital Impairment” shall have the meaning set forth in Section 6.11(d).

“Collateral” shall have the meaning set forth in Section 3.

“Collateral Account” shall mean any Deposit Account that is (x) subject to a Control Agreement established pursuant to Section 8.15 of the Credit Agreement or (y) established by the Collateral Agent as provided in Sections 6.1 or 6.4 of this Agreement.

“Collections” shall mean all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of the Credit Parties, including, without limitation, the proceeds of all Accounts.

“Copyrights” shall mean (a) all copyrights, rights, titles and interests in and to published and unpublished works of authorship, including all software (whether or not considered to be a “good” rather than an intangible, and including the source code version thereof), and all copyrights in any original or derivative works of authorship, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4, if any), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or any other office throughout the world, (b) the right to obtain all renewals thereof and (c) all income, royalties, and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including those listed in Schedule 4, if any), other than software license agreements for “off-the-shelf”, “shrink-wrap” or “click-through” agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” shall have the meaning set forth in the UCC and, in any event, include any demand, time, savings, passbook or like account maintained with a depositary institution (other than Excluded Property).

“Equipment” means: (a) any “equipment”, as such term is defined in Section 9- 102(a)(33) of the UCC; (b) all machinery, equipment, furnishings, Fixtures, and Vehicles; and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as equipment under the UCC).

“Excluded Property” shall mean property that, but for any one or more of clauses (w)-(z) of the last paragraph of Section 3.1, would constitute Collateral.

“German Enforcement” shall have the meaning set forth in Section 6.11 (a).

“German Subsidiary” shall mean, collectively, interactive digital media GmbH and any other Subsidiary required to become a party hereto which has a registered office in the Federal Republic of Germany, and “German Subsidiary” shall mean any of the German Subsidiaries, individually.

“German Security Documents” shall mean shall mean (i) the Share Pledge Agreement dated as of the Closing Date between Artilium UK, as pledgor, Interactive, as company and the German Security Trustee as pledgee and collateral agent and the Lenders as pledgees, (ii) the Security Transfer Agreement dated as of the Closing Date between Interactive, as transferor and the German Security Trustee as transferee and collateral agent, (iii) the Global Assignment Agreement dated as of the Closing Date between Interactive, as assignor and the German Security Trustee, as assignee and collateral agent, (vi) the Account Pledge Agreement dated as of the Closing Date between Interactive, as pledgor, the German Security Trustee, as pledgee and collateral agent and the Lenders, as pledgees, (v) the IP Rights Transfer and Assignment Agreement dated as of the Closing Date between Interactive, as security provider and the German Security Trustee, as security trustee and collateral agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, and each other instrument or document executed and delivered pursuant to Sections 8.10, 8.11, 8.13 or 8.17 of the Credit Agreement or pursuant to any of the Security Documents to guarantee or secure any of the Obligations governed by German law.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Internet Domain Names, Trade Secrets and Trade Secret Licenses.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Obligor to any Grantor.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Internet Domain Names” shall mean all rights, title and interests arising under any law in or relating to Internet domain names.

“Investment Property” shall mean, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“IP License” means all agreements, whether written or oral, granting any right, title or interest in any Intellectual Property, including all Copyright Licenses, Patent Licenses, and Trademark Licenses.

“Issuers” shall mean, collectively, each issuer of any Investment Property which does not constitute Excluded Property.

“Material Intellectual Property” shall have the meaning set forth in Section 5.6.

“Net Assets” shall have the meaning set forth in Section 6.11(e).

“Netherlands Security Documents” shall mean (i) the Netherlands Pledge Agreement between the Netherlands Subsidiaries as pledgors and the Collateral Agent as pledgee and (ii) the deed of pledge over shares in the capital of each Netherlands Subsidiary between the Borrower, Pareteum Europe and Artilium UK as respective pledgors and the Collateral Agent as pledgee, in each case, dated as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time and each other instrument or document executed and delivered pursuant to Sections 8.10, 8.11, 8.13 or 8.17 of the Credit Agreement or pursuant to any of the Security Documents to guarantee or secure any of the Obligations governed by the laws of the Netherlands.

“Netherlands Subsidiary” shall mean, collectively, Pareteum Europe BV and Artilium BV, and any other Subsidiary required to become a party hereto which has a registered office in The Netherlands, and “Netherlands Subsidiary” shall mean any of the Netherlands Subsidiaries, individually.

“Obligors” shall mean, collectively, the Grantors and any other Person that becomes obligated to any Secured Party with respect to any of the Secured Obligations.

“Patents” shall mean (a) all letters patent of the United States, any political subdivision thereof or any other jurisdiction throughout the world and all reissues and extensions thereof, including any of the foregoing referred to in Schedule 4 (if any), (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 4 (if any), (c)          all rights to obtain any reissues or extensions of the foregoing and (d) all income, royalties, and proceeds at any time due or payable or asserted under or with respect to any of the foregoing including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, sell, offer for sale or import any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 4 (if any).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Pledged”, when used in conjunction with any type of asset, shall mean, at any time, an asset of such type that is included or required to be included (or that creates rights that are included or required to be included) in the Collateral at such time pursuant to the terms of this Agreement.

“Pledged Notes” shall mean all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” shall mean the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Secured Obligations” shall mean (a) in the case of the Borrower, the “Obligations” as defined in the Credit Agreement and (b) in the case of the Guarantors, the “Guarantor Obligations” as defined in the Credit Agreement and any and all other obligations (whether absolute or contingent, matured or unmatured) of the Obligors arising under or in connection with any Credit Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trademarks” shall mean (a) all trademarks, trade names, fictitious business names, service marks, logos, trade dress and other source or business identifiers (whether registered or unregistered), and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any jurisdiction throughout the world or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 4 (if any), (b) the right to obtain all renewals thereof and (c) all income, royalties, and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 4 (if any).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Trade Secrets” means anything that would constitute a trade secret under Applicable Law and information that derives independent economic value (actual or potential) from not being generally known to and not being readily ascertainable by proper means by a person able to obtain economic value from its use or disclosure, and all other inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, databases, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, confidential information, proprietary information, customer lists, software, and technical information.

“Trade Secrets License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secrets, including any of the foregoing referred to in Schedule 4 (if any).

“UK Debenture” shall mean the English law Debenture dated as of the Closing Date between Artilium UK and the Collateral Agent, as may be amended, restated or otherwise modified from time to time.

“UK Security Documents” shall mean, collectively, the UK Debenture and the UK Share Charge, as the same may be amended, restated, supplemented or otherwise modified from time to time, and each other instrument or document executed and delivered pursuant to Sections 8.10, 8.11, 8.13 or 8.17 of the Credit Agreement or pursuant to any of the Security Documents to guarantee or secure any of the Obligations governed by the laws of England and Wales.

“UK Share Charge” shall mean, the English law Share Charge dated as of the Closing Date between the Borrower and Artilium UK, as may be amended, restated or otherwise modified from time to time.

“UK Subsidiary” shall mean, collectively, Artilium UK and any other Subsidiary required to become a party hereto which is formed under the laws of England and Wales, and “UK Subsidiary” shall mean any of the UK Subsidiaries, individually.

“Vehicles” means all present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by Grantors.

1.2          Other Definitional Provisions.

(a)          The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 2.          [Reserved]

SECTION 3.          GRANT OF SECURITY INTEREST

3.1          General. Each Grantor hereby pledges and collaterally assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its personal property and other assets, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, including all of the following property, wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)         all Accounts, Receivables and Collections;

(b)         all Chattel Paper;

(c)         all Contracts;

(d)         all Deposit Accounts;

(e)         all Documents;

(f)          all Equipment;

(g)         all Vehicles;

(h)         all General Intangibles;

(i)          all Instruments;

(j)          all Intellectual Property;

(k)         all Inventory;

(l)          all Investment Property;

(m)        all Letter-of-Credit Rights;

(n)         all Goods and other property not otherwise described above;

(o)         all books and records pertaining to the Collateral;

(p)         all Commercial Tort Claims listed on Schedule 5 or described in any notice sent pursuant to Section 5.8; and

(q)         to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include the following: (w) any U.S. intent-to-use trademark application for which a statement of use has not been filed with and duly accepted by the United States Patent and Trademark Office (but only until such statement is accepted by the United States Patent and Trademark Office); (x) any rights or interests in any lease, license, contract, or agreement, as such or the assets subject thereto if under the terms of such lease, license, contract, or agreement, or Applicable Law with respect thereto, the valid grant of a Lien therein or in such assets to Collateral Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived; (y) deposit accounts that are used solely to fund payroll or employee benefits, so long as such deposit account is a zero balance account; and (z) any asset with respect to which the Collateral Agent shall have determined in its sole discretion in consultation with the applicable Grantor (and written notice of such determination to such Grantor) that the cost of obtaining a security interest in such asset is excessive in relation to the value of the security to be afforded thereby; provided, however, the exclusion in clause (w) above shall in no way be construed (i) to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the United States bankruptcy code) or principles of equity, (ii) so as to limit, impair or otherwise affect Collateral Agent’s unconditional continuing Liens upon any rights or interests of any Grantor in or to the Proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts or other Receivables), or (iii) to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2          Recourse to Security. Recourse to security shall not be required for any Obligation hereunder and each Grantor hereby waives, to the extent such waiver is not prohibited by Applicable Law, any requirement that the Collateral Agent or the Secured Parties exhaust any right or take any action against any of the Collateral before proceeding to enforce the Obligations against such Grantor.

3.3          Special Provisions Relating to Inventory.

(a)          All Inventory. The security interest in the Inventory granted to the Collateral Agent hereunder shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title and warehouse receipts, and to proceeds resulting from the sale or other disposition of such Inventory.

(b)          Inventory Records. Each Grantor shall maintain, in the ordinary course of business, full, accurate and complete records of its Inventory describing the kind, type and quantity of such Inventory and the Grantor’s cost therefor, withdrawals therefrom and additions thereto, including a perpetual inventory for raw materials, work in process and finished goods.

SECTION 4.          REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make the Loans and other financial accommodations to the Borrower thereunder, each Grantor hereby represents and warrants to each Secured Party that:

4.1          Representations in Credit Agreement. All representations and warranties set forth in the Credit Agreement that relate to or are contemplated to be made by any Grantor are hereby incorporated herein by reference, are true and correct as of the date on which such representations and warranties are made or deemed made pursuant to the Credit Agreement, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

4.2          Title; No Other Liens. No financing statement or other public notice or record of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the terms of the Credit Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3          Perfected Priority Liens. Except with respect to intellectual property registered with an agency or governmental office or authority other than the United States Patent and Trademark Office, the United States Copyright Office or any similar agency in any political subdivision of the United States, the security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid first priority perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from any Grantor and are prior to all other Liens on the Collateral, except for, (i) Liens permitted by Section 9.02(a) of the Credit Agreement and (ii) solely with respect to Collateral that does not constitute Pledged Stock, rights under Material Contracts or proceeds arising thereunder or with respect thereto, Permitted Liens which, pursuant to the terms of the Credit Agreement, are permitted to have priority over Collateral Agent’s Liens thereon as collateral security for the Secured Obligations.

4.4          Perfection Certificate; Jurisdiction of Organization; Chief Executive Office. Each of the Grantors has previously delivered (or is concurrently delivering with this Agreement) to the Collateral Agent a Perfection Certificate signed by such Grantor. Each of the Grantors represents and warrants to the Secured Parties as follows: (a) such Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has none, (d) the Perfection Certificate accurately sets forth such Grantor’s place of business or, if more than one, its chief executive office, as well as such Grantor’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to such Grantor is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Grantor.

4.5          Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6          Investment Property; Pledged Stock.

(a)          Schedule 3 sets forth all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by each Grantor. The shares of Pledged Stock pledged by each Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b)          All the shares of the Pledged Stock issued by any Issuer have been duly and validly issued and are fully paid and nonassessable to the extent such concepts are applicable to such Pledged Stock.

(c)          Each of the Pledged Notes issued by any Grantor or Subsidiary of any Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)          Each Grantor is the record and beneficial owner of, and has good and valid title to, the Investment Property (other than Excluded Property) pledged by it hereunder, prior to all other Liens on such Collateral except, (i) Liens permitted by Section 9.02(a) of the Credit Agreement and (ii) other than in the case of Pledged Stock, Permitted Liens which, pursuant to the terms of the Credit Agreement, are expressly permitted to have priority over Collateral Agent’s Liens thereon to secure the Secured Obligations.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)          No Grantor is or will become a party to or otherwise bound by any agreement (except the Credit Documents), including any limited partnership agreement or limited liability company operating agreement, which restricts the right of the Collateral Agent to foreclose upon any such Pledged Stock. None of such Pledged Stock is subject to any option, right of first refusal, call, purchase or similar right of any Person.

(f)          None of the Pledged Stock is represented by certificates or is a security governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

4.7          Receivables.

(a)          No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 5.1.

(b)          The amounts represented by a Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will, to the best of Grantors’ actual knowledge, at such times be accurate in all material respects.

4.8          Contracts. No amount payable to a Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 5.1.

4.9          Intellectual Property.

(a)          Schedule 4 lists all items of (i) Intellectual Property which are registered in the United States Patent and Trademark Office, the United States Copyright Office, the applicable registrar of Internet Domain Names, or any similar office or agency in any political subdivision of the United States or any similar office or agency in any other country or any political subdivision thereof and (ii) all applications for such registered Intellectual Property that are owned by each Grantor, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which the item has been registered or for which an application for registration has been filed, and (4) as applicable, the registration number and registration date or the application number and filing date.

(b)          All Intellectual Property of each Grantor described on Schedule 4 as updated when required by Section 8.01(d) of the Credit Agreement is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best of the Grantors’ actual knowledge, as used in the business of the Borrower and each other Grantor, does not infringe the intellectual property rights of any other Person in any material respect.

(c)          Except as set forth in Schedule 4, as updated when required by Section 8.01(d) of the Credit Agreement, none of the Intellectual Property (other than Excluded Property) is the subject of any licensing or franchise agreement pursuant to which a Grantor is the licensor or franchisor.

(d)          None of the products or services used in the business of any Grantor or any Subsidiary thereof uses any software or freeware licensed in a manner which imposes any requirement that such software or freeware, or any of the products or services of any such Grantor or such Subsidiary, or derivatives of such software, freeware or products or services, or software, products or services using, linked with, incorporating, distributed with, based on, or derived from such software or freeware or products or services, be (i) made available or distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind, or (iv) made redistributable at no charge.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)          No holding, decision or judgment has been rendered by any Governmental Authority which would, in any respect, limit, cancel or question the validity of, or a Grantor’s rights in, any Material Intellectual Property.

(f)          No action, suit, claim, demand, order or proceeding is pending, or, to the knowledge of any Grantor, threatened, (i) seeking to limit, cancel or question the validity of any Material Intellectual Property, or any Grantor’s ownership interest therein (other than office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property), or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(g)          To each Grantor’s actual knowledge, no Person has been or is infringing, misappropriating, or diluting any Intellectual Property owned by any Grantor.

(h)          Each Grantor, and to each Grantor’s actual knowledge each other party thereto, is not in material breach or default of any material IP License and no breach or default of any material IP License shall be caused by the consummation of the transactions contemplated by any Credit Document.

4.10        Commercial Tort Claims.

(a)          No Grantor has rights in any Commercial Tort Claim for an amount in excess of $100,000 with respect to any one claim or in excess of $250,000 for all such claims, except as set forth on Schedule 5.

(b)          Upon the granting to Collateral Agent of a security interest in any Commercial Tort Claim pursuant to Section 5.8, such security interest will constitute a valid perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as Collateral for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase such Collateral from any Grantor, which security interest shall be prior to all other Liens on such Collateral except for Permitted Liens, which, pursuant to the terms of the Credit Agreement, are expressly permitted to have priority over Collateral Agent’s Liens thereon.

SECTION 5.          COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Termination Date:

5.1          Delivery of Instruments and Chattel Paper. Without limiting Section 5.4, if any amount in excess of [***] in any one instance or [***] in the aggregate for all such Collateral, payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall, within five (5) Business Days of such Collateral arising, being acquired or being so evidenced, be delivered to the Collateral Agent, together with such endorsements, notations and applicable transfer instruments with respect thereto as the Collateral Agent may reasonably request, duly endorsed in a manner satisfactory to the Collateral Agent, to be held for the benefit of the Secured Parties, as Collateral under this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2          Maintenance of Perfected Security Interest; Further Documentation.

(a)          Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)          Except as specifically waived by this Agreement or any other Credit Document, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly, and in any event within five (5) Business Days, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) without limitation of Section 5.5(c), in the case of Investment Property, Deposit Accounts, Securities Entitlements, Letter of Credit Rights (in each case, other than Excluded Property) and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto. For the avoidance of doubt, the Grantors’ obligations to provide any such further documents with respect to Intellectual Property shall be governed by Sections 5.6(g) and 5.7.

5.3          Changes in Locations, Name, etc.

(a)          Such Grantor will not, without at least fifteen (15) Business Days prior written notice to Collateral Agent:

(i)          change its legal name or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(ii)         except as permitted by Section 9.03 of the Credit Agreement, change its jurisdiction of organization, type of organization, identity or corporate structure.

(b)          To the extent entered into by a Grantor, such Grantor shall promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding clause (a)(ii) of this Section.

(c)          No Grantor shall effect any change referred to in the preceding clause (a)(ii) of this Section unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected Lien on all the Collateral.

(d)          Each of the Grantors will keep all Equipment and Inventory (other than Inventory in transit to or from any such location) at the locations reflected in Section 2 of the Perfection Certificate or, upon not less than fifteen (15) Business Days’ prior written notice to Collateral Agent accompanied by an updated Section 2 of the Perfection Certificate, to any such new locations within the continental United States of America (so long as such Grantor shall have provided Collateral Agent with such other information and documentation in connection therewith as the Collateral Agent may request and shall have taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the relevant Equipment and Inventory intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder and under the other Credit Documents, with respect to such Equipment and Inventory (provided, that in the case of any leased location or warehouse or other third party-controlled location, if the aggregate value of Equipment and Inventory at any such location exceeds [***] such grantors shall have used commercially reasonable efforts to obtain an executed Collateral Access Agreement with respect to such location)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)          With respect to any real property leased by a Grantor as of the Closing Date or at any time thereafter, if such leased real property serves as the chief executive office of such Grantor, then the Grantors shall cause a Collateral Access Agreement or other Security Document requested by the Collateral Agent with respect to such leased real property, in form and substance acceptable to the Collateral Agent, to be promptly delivered to the Collateral Agent and in any event no later than thirty

(30) days following Collateral Agent’s request therefor.

5.4          Investment Property; Pledged Stock.

(a)          If such Grantor shall become entitled to receive or shall receive any certificate in respect of any Pledged Stock (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same for the benefit of the Secured Parties and, within five (5) Business Days of such receipt, deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock transfer power covering such certificate duly executed in blank by such Grantor and otherwise in form and substance satisfactory to Collateral Agent, to be held by the Collateral Agent as additional Collateral under this Agreement. Any property distributed (other than cash or distributed property which constitutes Excluded Property) on or in respect of the Investment Property shall be delivered to the Collateral Agent within five (5) Business Days of its receipt, to be held by it as additional Collateral under this Agreement.

(b)          In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it which constitutes Collateral and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(b) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(b) with respect to such Investment Property issued by it.

(c)          Unless an Event of Default shall have occurred and be continuing and the payment of any such dividend or distribution is prohibited by Section 9.06 of the Credit Agreement, each Grantor shall be permitted to receive dividends and other distributions in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case, to the extent permitted by the Credit Agreement. Subject to the provisions of Section 6.3, each Grantor shall be permitted to exercise all voting and corporate rights with respect to the Investment Property (other than Excluded Property); provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.

(d)          No Issuer will certificate any Pledged Stock after the Closing Date without the prior written consent of the Collateral Agent or opt into Article 8 of the Uniform Commercial Code without the prior written consent of the Required Lenders.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.5          Receivables. Other than in the ordinary course of business or otherwise as a result of the exercise of reasonable business judgment, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c)          release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable, or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof; provided, that none of such actions may be taken by such Grantor upon the occurrence and continuation of an Event of Default. The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the limitations set forth in this Agreement or other Credit Documents, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.

5.6          Intellectual Property. With respect to each item of Intellectual Property that is material to the conduct of any Grantor’s business (collectively, “Material Intellectual Property”), except as permitted by Section 9.04(f) of the Credit Agreement and provided that clause (g) shall apply to all Intellectual Property referenced in such clause (g):

(a)          With respect to each such Trademark, such Grantor (either itself or through licensees) will (i) continue to use each such Trademark on each and every trademarked class of goods applicable to its then current lines of products and services as reflected in its current sales materials in order to maintain such Trademark in full force and effect, free from any claim of abandonment for non- use, (ii) maintain the quality of products and services offered under each such Trademark, (iii) use each such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Laws, (iv) not use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)          Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any such Patent may become forfeited, abandoned or dedicated to the public (other than at the end of its applicable statutory term).

(c)          Such Grantor (either itself or through licensees) (i) will employ each such Copyright, and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Copyright may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any such Copyright may fall into the public domain (other than at the end of its applicable statutory term).

(d)          Such Grantor (either itself or through licensees) will not do any act that knowingly infringes the intellectual property rights of any other Person.

(e)          Such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(f)          Such Grantor shall take the actions reasonably necessary to protect the confidentiality of such Intellectual Property and its rights therein, including (a) protecting the secrecy and confidentiality of its confidential information and Trade Secrets, (b) taking actions reasonably necessary to ensure that no Trade Secret falls or has fallen into the public domain, and (c) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with appropriate use and non-disclosure restrictions.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)          Such Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and suitable for (i) filing in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any political subdivision of the United States, or any similar office or agency in any other country or any political subdivision thereof, the short-form intellectual property security agreements in the form attached hereto as Annex II, as modified as reasonably required for each such jurisdiction, for all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of such Grantor and

(ii) to the extent requested by the Collateral Agent, recording with the appropriate Internet Domain Name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by the Collateral Agent)

(h)          Such Grantor will take the actions reasonably necessary to ensure that ownership of all Material Intellectual Property used in the business of such Grantor, other than “off-the-shelf” software or software licensed under a “shrink-wrap” or “click-through” agreement, is assigned in writing to such Grantor by its employees, officers, founders, contractors or any other Person, as applicable.

5.7          Intellectual Property Filing. If such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent as required by Section 8.01(d) of the Credit Agreement; provided, that, upon receipt from the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, of notice of registration of any Intellectual Property, such Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify Collateral Agent of such registration by delivering, or causing to be delivered to Collateral Agent, via overnight courier, electronic mail or telefacsimile at the addresses designated in the Credit Agreement, documentation sufficient for Collateral Agent to perfect Collateral Agent’s Liens on such Intellectual Property. Upon the request of the Collateral Agent, such Grantor shall execute and deliver, within five (5) Business Days of such request (or such later date as Collateral Agent may agree in its sole discretion), in recordable form, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s Lien on any registered Copyright, Patent, Trademark or other Intellectual Property or application therefor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

5.8          Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim for an amount in excess of [***] for any one such claim or in excess of [***] in the aggregate for all such claims, such Grantor shall promptly (and in any event within five (5) Business Days after obtaining such Commercial Tort Claim) notify the Collateral Agent in writing, and upon the request of the Collateral Agent, promptly (and in any event within five (5) Business Days after such request) amend Schedule 5, authorizing the Collateral Agent to do such acts or things deemed necessary or desirable by the Collateral Agent to give the Collateral Agent a first priority (subject only to Permitted Liens which, pursuant to the terms of the Credit Agreement, are expressly permitted to have priority over Collateral Agent’s Liens thereon) perfected security interest in any such Commercial Tort Claim. Without limiting the foregoing, such Grantor agrees that the notice described in the first sentence of this Section 5.8 shall constitute the grant to Collateral Agent by such Grantor of a first priority (subject only to Permitted Liens which, pursuant to the terms of the Credit Agreement, are expressly permitted to have priority over Collateral Agent’s Liens thereon) security interest in the Commercial Tort Claim described therein.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.9          Collateral in the Possession of a Bailee. If any Collateral having a book value in excess of [***] for any one bailee is now or at any time hereafter, in the possession of a bailee, such Grantor shall promptly, but in any event within five (5) Business Days, notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, shall use commercially reasonable efforts to promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with the Grantors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing.

5.10        Electronic Chattel Paper. If any Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction having a value of [***] or more in any one instance or [***] or more in the aggregate for all such assets, such Grantor shall promptly (and in any event within five (5) Business Days after obtaining any such asset) notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, shall promptly take such action as the Collateral Agent may request to vest in the Collateral Agent control, under Section 9-105 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic chattel paper, control, under Section 7-106 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this Section 5.10 relating to electronic documents and “control” under UCC Section 7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in New York or in any other relevant jurisdiction.

5.11        Letter-of-Credit Rights. If any Grantor is, now or at any time hereafter, a beneficiary under a letter of credit having a face amount of [***] or more in any one instance or [***] or more for all such letters of credit, such Grantor shall promptly, but in any event within five (5) Business Days, notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Grantor shall, promptly pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit, or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.12        Further Assurances; Pledge of Instruments. At the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted, which shall in any case include, but shall not be limited to: (a) using commercially reasonable efforts if required by the Collateral Agent to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any lease, license, contract or agreement held by such Grantor or in which such Grantor has any right or interest (or with respect to which such Grantor has any right or interest in the assets subject to such lease, license, contract or agreement) not heretofore assigned, (b) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or reasonably cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, the United States Copyright Office, or if reasonably requested by the Collateral Agent, any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect the Collateral Agent’s interest in such Grantor’s Collateral, (d) to the extent required by Section 5.1 or 5.4, at the Collateral Agent’s reasonable request, transferring such Grantor’s Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession), (e) at the Collateral Agent’s request, placing the interest of the Collateral Agent as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by such Grantor which is covered by a certificate of title (or similar evidence of ownership) and (f) upon the Collateral Agent’s request, executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums). Such Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of such Grantor.

SECTION 6.          REMEDIAL PROVISIONS

6.1          Certain Matters Relating to Receivables. (a) After the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require, and shall reimburse the Collateral Agent for any and all expenses incurred by the Collateral Agent (subject to Section 12.05 of the Credit Agreement), in connection with such test verifications, and (ii) upon the Collateral Agent’s reasonable request (but no more often than two (2) times per year prior to the occurrence and continuance of an Event of Default) and at the expense of the relevant Grantor, such Grantor shall promptly cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)          If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i)          shall be forthwith (and, in any event, within one (1) Business Day) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.4, and (ii)         until so turned over, shall be held by such Grantor for the benefit of the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)          At the Collateral Agent’s request after the occurrence and during the continuance of an Event of Default, each Grantor shall promptly deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2          Communications with Obligors; Grantors Remain Liable.

(a)          The Collateral Agent may in its own name or in the name of others at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)          Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall promptly notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement (or any other Credit Document) or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. From and after the occurrence and during the continuation of an Event of Default and following the notice thereof by the Collateral Agent, the Collateral Agent shall have the exclusive authority to enforce all Contracts included within the Collateral and no Grantor shall take any action under any Contract, including amending, waiving, extending, terminating or cancelling any such Contract, or taking any action in furtherance thereof, without the prior written consent of the Collateral Agent in each instance.

6.3          Pledged Stock.

(a)          If an Event of Default shall have occurred and be continuing, (i) the Collateral Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in the order set forth in Section 4.02(d) of the Credit Agreement, (ii) any or all of the Investment Property (other than Excluded Property) may be registered in the name of the Collateral Agent or its nominee, and (iii) the Collateral Agent or its nominee shall have (except to the extent specifically waived in each instance by the Collateral Agent) the exclusive right to exercise (1) all voting, corporate and other rights pertaining to such Investment Property (other than Excluded Property) at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property (other than Excluded Property) as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Investment Property (other than Excluded Property) upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property (other than Excluded Property), and in connection therewith, the right to deposit and deliver any and all of the Investment Property (other than Excluded Property) with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          Each Grantor hereby authorizes and instructs each Issuer of any Investment Property (other than Excluded Property) to comply with any instruction regarding Collateral Agent’s rights under the preceding clause (a) received by it from the Collateral Agent in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Collateral Agent’s authority to give such instruction, including the payment of any dividends or other payments with respect to such Investment Property directly to the Collateral Agent.

6.4          Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing and the Collateral Agent shall so notify the Grantor in question in writing, all Collections thereon shall be held by such Grantor for benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith (and in any event within one (1) Business Day) upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds, while held by the Collateral Agent in a Collateral Account (or by such Grantor for the benefit of the Secured Parties), shall continue to be held as Collateral under this Agreement and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5          Application of Proceeds. If an Event of Default shall have occurred and be continuing, at the Collateral Agent’s election, the Collateral Agent may, at any such time, apply all or any part of the Proceeds of Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the order set forth in Section 4.02(d) of the Credit Agreement.

6.6          UCC and Other Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing and except for the defenses set forth in Section 6.11, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as specifically provided in this Agreement or the other Credit Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit, or for future delivery, without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral, or any part thereof, and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations in accordance with Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall have occurred and be continuing, Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights granted to the Secured Parties hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Without limiting the foregoing, the Collateral Agent shall have, in its sole and absolute discretion at any time if an Event of Default has occurred and is continuing, the right to take physical possession of such Inventory and to maintain it on the premises of the Borrower, in a public warehouse, or at such other place as the Collateral Agent may deem appropriate.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.7          Sales of Pledged Stock. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that selling Collateral in a private sale as opposed to a public sale shall not be deemed to make such sale other than in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its commercially reasonable efforts to promptly do or cause to be done all such other acts as may be necessary or advisable to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other Applicable Laws.

6.8          IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of registered Trademarks, to the Collateral Agent maintaining, or causing to be maintained, the quality of the respective goods and services associated with the use of the registered Trademarks at substantially the same level maintained by the Grantor immediately prior to the Event of Default, including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.9          Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable and documented fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

6.10        Consent to Receivership. Without limiting the generality of the foregoing or limiting in any way the rights of Administrative Agent or Collateral Agent under the Security Documents or otherwise under applicable law, at any time after the occurrence, and during the continuance, of an Event of Default, Administrative Agent or Collateral Agent shall be entitled to apply for and have a receiver or receiver and manager appointed under state or federal law of the United States by a court of competent jurisdiction in any action taken by Administrative Agent and/or Collateral Agent to enforce their rights and remedies hereunder and under the Credit Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Grantors, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. Each Grantor hereby irrevocably consents to and waives any right to object to or otherwise contest the appointment of a receiver as provided above. Each Grantor (i) grants such waiver and consent knowingly and voluntarily after having discussed the implications thereof with counsel; (ii) acknowledges that the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by Administrative Agent and Collateral Agent in connection with the enforcement of their rights and remedies hereunder and under the Security Documents, and the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing the Secured Parties to make the Loans to Borrower; and (iii) agrees to enter into any and all stipulations in any legal actions and agreements or other instruments in connection with the foregoing and to cooperate fully with Administrative Agent and Collateral Agent in connection with the assumption and exercise of control by the receiver over all or any portion of the Collateral.

6.11        Limitation on Remedies by German Subsidiaries.

(a)          Scope. To the extent a German Subsidiary guarantees the indebtedness of an affiliated company (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than such German Subsidiary's direct or indirect subsidiaries (Tochtergesellschaften) within the meaning of sections 271, 290 of the German Commercial Code (HGB), the enforcement of any rights and remedies provided for herein or otherwise available to the Collateral Agent and/or a secured party at law or in equity in respect of such German Subsidiary and the Collateral provided by it (“German Enforcement”) shall be limited as set out below. The restrictions set out in this Section Error! Reference source not found. shall not apply to a German Subsidiary to the extent that:

(i)          the Collateral granted by such German Subsidiary secures indebtedness of itself or any of its direct or indirect subsidiaries (Tochtergesellschaften) within the meaning of sections 271, 290 of the German Commercial Code (HGB);

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)         such German Subsidiary secures any indebtedness under any documentation evidencing the Secured Obligations in respect of (1) loans to the extent they are on-lent or otherwise passed on (directly or indirectly) to such German Subsidiary or its subsidiaries (Tochtergesellschaften) within the meaning of sections 271, 290 of the German Commercial Code (HGB) or (2) bank guarantees or letters of credit that are issued for the financial benefit of any of the creditors of such German Subsidiary or its subsidiaries (Tochtergesellschaften) within the meaning of sections 271, 290 of the German Commercial Code (HGB) or any other benefit granted under documentation evidencing the Secured Obligations, in each case, to the extent that any such on-lending or otherwise passing on or bank guarantees or letters of credit are still outstanding at the time of the German Enforcement; for the avoidance of doubt, nothing in this paragraph Error! Reference source not found. Error! Reference source not found. of Section Error! Reference source not found. shall have the effect that such on-lent amounts may be enforced multiple times (no double dip); such indebtedness shall also be disregarded for the purpose of calculating the Net Assets pursuant to paragraph (e) of this Section Error! Reference source not found. (Error! Reference source not found.);

(iii)        such German Subsidiary does, at the time of the German Enforcement, hold a fully recoverable indemnity claim or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the relevant shareholder or against the affiliate whose Obligations are secured by the Collateral; or

(iv)         such German Subsidiary as dominated company has entered into a profit transfer and/or domination agreement (Gewinnabführungs- und/oder Beherrschungsvertrag) according to section 291 of the German Stock Corporation Act (Aktiengesetz) (either directly or via a chain of profit transfer and/or domination agreements) with (i) an obligor whose obligations are secured by Collateral as dominating company, provided that such German Subsidiary is a subsidiary (Tochtergesellschaft) within the meaning of sections 271, 290 of the German Commercial Code (HGB) of such obligor, or (ii) a (direct or indirect) holding company as dominating company (beherrschendes Unternehmen), of both that German Subsidiary and an obligor whose obligations are secured by a Collateral, provided that such German Subsidiary is an affiliated company of such obligor, in each case to the extent the existence of such profit transfer and/or domination agreement (Gewinnabführungs- und oder Beherrschungsvertrag) leads to the inapplicability of § 30 (1) sentence 1 of the German Limited Liabilities Company Act (GmbHG).

(v)          if and to the extent such restrictions are at the time of the German Enforcement not required to prevent personal liability of the relevant German Subsidiary’s managing directors due to a breach of §§ 30 and 31 of the German Limited Liabilities Company Act (GmbHG) or under § 826 German Civil Code (Bürgerliches Gesetzbuch).

Paragraph (iv) above shall not apply if such German Subsidiary provides a final judgment (rechtskräftiges Urteil) of a Higher Regional Court (Oberlandesgericht) or a judgment of the Federal Court of Justice (Bundesgerichtshof) setting out that the mere existence of a profit transfer and/or domination agreement is no reason not to apply section 30 paragraph 1 of the German Limited Liabilities Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (GmbHG).

(b)          Subject to the following sub-section (c) below, all references in this Section Error! Reference source not found. (Error! Reference source not found.) as to enforcing any rights and remedies provided for herein or otherwise available to the Collateral Agent and/or a secured party at law or in equity in respect of such German Subsidiary and the Collateral provided by it would lead to a Capital Impairment (as defined below) shall be construed as references to the time of such German Subsidiary executing the relevant agreement and granting the Collateral provided that if after the date of this Agreement jurisprudence of the German Federal Court of Justice (Bundesgerichtshof) comes into force which holds that the relevant time for making the determination whether or not the granting of a guarantee, surety (Bürgschaft) or similar payment obligations pursuant to which a GmbH or a German stock corporation (Aktiengesellschaft) secures indebtedness of its direct or indirect shareholder(s) or of a subsidiary of such shareholder(s) has caused a violation of section 30 of the GmbHG or section 57 of the German Stock Corporation Act (Aktiengesetz), respectively, is not the date of demanding payment under, or enforcement of, such guarantee, surety or similar payment obligations, but the date of granting the relevant guarantee, surety or similar payment obligation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)          If the preceding sub-section is applicable, the determinations and calculations in the Management Determination and the Auditor's Determination (each as defined below) shall set out whether or not a Capital Impairment has occurred as a result of a German Subsidiary executing this Agreement and granting the Collateral provided that for the purposes of such determinations and calculations:

(i)          the higher of the Net Assets (as defined below) of such German Subsidiary calculated on the date of execution of, or accession to, this Agreement by such German Subsidiary and the date of demanding payment under the Collateral shall be taken into account; and

(ii)         it shall be assumed that the Secured Obligations were due and payable at the time of execution of, or accession to, this Agreement by such German Subsidiary.

(d)          Capital Impairment. The parties to this Agreement agree that if the German Enforcement would cause the amount of a German Subsidiary's Net Assets, as calculated pursuant to of Section Error! Reference source not found.(e), to fall below the amount of its registered share capital (Stammkapital) (Begründung einer Unterbilanz) (or increase an existing shortage of its registered share capital (Vertiefung einer Unterbilanz) in violation of section 30 paragraph 1 of the German Limited Liabilities Company Act (GmbHG), (such event is hereinafter referred to as a “Capital Impairment”), then the Collateral Agent may enforce against the German Subsidiary under this Agreement only to the extent such Capital Impairment would not occur and the German Subsidiary shall have a defense (Einrede) against any German Enforcement if and to the extent such Capital Impairment would occur.

(e)          Net Assets. The calculation of net assets (Reinvermögen) of the German Subsidiary (the “Net Assets”) shall be determined in accordance with the principle of orderly bookkeeping (Grundsätze ordnungsmäßiger Buchführung) applicable from time to time in Germany applying the same accounting principles (Bilanzierungsgrundsätze) which have been consistently applied by the relevant German Subsidiary in preparing its unconsolidated balance sheets (Jahresabschluss) (section 42 German Limited Liabilities Company Act (GmbHG), sections 242, 264 of the German Commercial Code (Handelsgesetzbuch)) in the previous years, save that the following balance sheet items shall be adjusted as follows:

(i)          the amount of any increase from capital reserves in the registered share capital of such German Subsidiary (Kapitalerhöhung aus Gesellschaftsmitteln), which was carried out after the date of execution of, or accession to, this Agreement by such German Subsidiary, shall be deducted from the amount of the registered share capital of such German Subsidiary if it is expressly prohibited under the Credit Documents (as defined in the Credit Agreement) and has been carried out without the prior written consent of the Administrative Agent under the Credit Agreement;

(ii)         the amount of non-distributable assets according to § 253 (6) of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)        the amount of non-distributable assets according to § 268 (8) of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets;

(iv)         the amount of non-distributable assets according to § 272 (5) of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets;

(v)          loans or other liabilities incurred by the relevant German Guarantor in wilful or grossly negligent violation of the Credit Documents shall not be taken into account as liabilities

(vi)         as far as the registered share capital is not paid in full and no demand for a payment of outstanding amounts (nicht eingeforderte Beträge) has been made, the amount not yet paid in shall be deducted from the amount of the registered share capital of such German Subsidiary;

(vii)        loans provided to such German Subsidiary by a member of the group shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated in the insolvency of such German Subsidiary pursuant to section

39 paragraph 1 no. 5 or section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung), in each case including obligations under guarantees for obligations which are so subordinated;

(viii)      any funds borrowed or provided to the Borrower under any documentation evidencing the Secured Obligations which have been or are passed on to such German Subsidiary and have not yet been repaid at the time when the demand or German Enforcement under this Agreement is made, shall not be taken into account as liabilities; and

(ix)         financial liabilities incurred by such German Subsidiary in breach of provisions of any documentation evidencing the Secured Obligations shall not be taken into account as liabilities.

Each German Subsidiary will notify the Collateral Agent in writing in reasonable detail within 10 Business Days after the Collateral Agent notified such German Subsidiary of its intention to (1) demand payment under this Agreement or (2) execute a German Enforcement, whether and to what extent a Capital Impairment would occur if a payment under this Agreement or execution of such German Enforcement was made (the "Management Notification"). Such Management Notification shall comprise an up-to-date balance sheet of such German Subsidiary and a detailed calculation, based on the provisions of this Agreement, of the amount of the Net Assets of such German Subsidiary (taking into account the adjustments set out above). Such German Subsidiary shall fulfil its obligations under this Agreement within 3 Business Days of providing the Management Notification in an amount which pursuant to the Management Notification would not result in a Capital Impairment (irrespective of whether or not the Collateral Agent agrees with the Management Notification).

If the Collateral Agent disagrees with the calculation in the Management Notification, such German Subsidiary will, upon written request by the Collateral Agent, which may be issued within 20 Business Days of the receipt of the Management Notification, provide an auditors' determination by a firm of recognized international auditors (the “Auditors”) within 45 Business Days upon such request by the Collateral Agent (the “Auditors' Determination”). Such Auditors' Determination shall set out:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)          an up-to-date balance sheet of such German Subsidiary;

(ii)         a detailed calculation of the amount of Net Assets of such German Subsidiary taking into account the adjustments set out in paragraph a. above, and

(iii)        the extent of the Capital Impairment taking into account the anticipated payment.

The results of the Auditors' Determination are, save for manifest errors, binding on all parties. Such German Subsidiary shall fulfil its obligations under this Agreement within 3 Business Days of providing the Auditor's Determination in an amount which pursuant to the Auditor's Determination would not result in a Capital Impairment.

If a German Subsidiary does not provide the Management Notification or the Auditors' Determination within the time frame set out above, demanding payment under this Agreement or executing a German Enforcement shall not be limited by this Section Error! Reference source not found., and Section Error! Reference source not found.(d) shall not be applicable in that regard. In particular the Collateral Agent shall not be obliged to make available to any German Subsidiary any proceeds realized.

(f)          Mitigation. If the Management Notification or the Auditors’ Determination shows that a Capital Impairment would occur upon payment under this Agreement or execution of a German Enforcement, the relevant German Subsidiary shall realize all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under any documents evidencing the Secured Obligations to the extent legally permitted in a situation where it does not have sufficient liquidity to fulfil its liabilities to its creditors if the relevant asset is not necessary for the German Subsidiary's business (nicht betriebsnotwendig). If the relevant assets are necessary for such German Subsidiary's business (betriebsnotwendig), it will use its best efforts to realize the higher market value by sale-and- lease-back or similar measures.

(g)          Improvement of Financial Condition. If the Collateral Agent ascertains that the financial condition of a German Subsidiary as set out in an Auditors' Determination has improved (in particular, if such German Subsidiary has taken any action in accordance with the mitigation provisions set out in Section Error! Reference source not found.(f), the Collateral Agent may, at such German Subsidiary's cost and expense, arrange for the preparation of an updated balance sheet of such German Subsidiary by applying the same principles that were used for the preparation of the Auditors' Determination by the auditors who prepared the Auditors' Determination in order for such auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of such German Subsidiary. The Collateral Agent may consequently demand payment under this Agreement or execute a German Enforcement to the extent that the auditors determine that the Capital Impairment has been cured.

(h)          No waiver. This Section Error! Reference source not found. shall not affect the enforceability (other than as specifically set out herein), legality or validity of this Agreement and the Collateral granted thereunder and the Collateral Agent is entitled to claim in court that making payments under this Agreement by the relevant German Subsidiary and/or execution of a German Enforcement does not fall within the scope of section 30 of the GmbHG. No reduction of the amount enforceable under this Agreement pursuant to this Section Error! Reference source not found. will prejudice the right of the Collateral Agent to continue to enforce this Agreement (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction of the claims guaranteed. The Collateral Agent's rights to any remedies it may have against a German Subsidiary shall not be limited if it is ascertained in court by a final non-appealable (rechtskräftig) court order that section 30 of the GmbHG did not apply. The agreement of the Collateral Agent to abstain from demanding any or part of the payment under this Agreement or executing a German Enforcement in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other document evidencing the Secured Obligations to the Collateral Agent.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)          No violation. To the extent that this Agreement was enforced in violation of this Section Error! Reference source not found., the Collateral Agent being the recipient of such excess proceeds shall be under an obligation to repay such excess amount to the relevant German Subsidiary provided that such German Subsidiary presents within 20 Business Days after the date of such enforcement to the Collateral Agent a determination by the Auditors confirming that the enforcement of such German Subsidiary's liabilities has caused a Capital Impairment.

SECTION 7.          THE COLLATERAL AGENT

7.1          Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)          Each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or further assent by such Grantor, to do any or all of the following, in each case at the Collateral Agent’s sole option:

(i)          in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)         in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)        pay or discharge taxes and Liens levied or placed on or threatened against any of the Collateral, effect any repairs to any of the Collateral and obtain any insurance called for by the terms of the Credit Agreement or any other Credit Document and pay all or any part of the premiums therefor and the costs thereof, which amounts shall constitute Secured Obligations;

(iv)         execute, in connection with any sale provided for in Sections 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, or any part thereof;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)          (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; (8) perform any obligations of any Grantor under any Contract; and (9) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi)         take all actions and execute all documents in respect of Contracts and Pledged Stock contemplated by Sections 6.2 and 6.3.

Anything in this Agreement to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 unless an Event of Default shall have occurred and be continuing and it has provided any notices required by the terms of this Agreement and the Credit Agreement.

(b)          If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Credit Document, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)          The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest interest rate applicable to the Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor in cash, shall be payable by such Grantor to the Collateral Agent on demand.

(d)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)          Each Grantor grants to the Collateral Agent an IRREVOCABLE PROXY, to vote all or any part of the Pledged Stock from time to time following the occurrence and during the continuance of an Event of Default, in each case in any manner the Collateral Agent deems advisable in its sole discretion for or against any or all matters submitted, or which may be submitted, to a vote of shareholders (including holders of any Investment Property issued by any Issuer), partners or members, as the case may be, and to exercise all other rights, powers, privileges and remedies to which any such shareholders (including holders of any Investment Property issued any Issuer), partners or members would be entitled (including, without limitation, giving or withholding written consents of holders of Investment Property issued by any Issuer, calling special meetings of the holders of the Investment Property issued by any Issuer and voting at such meetings). The irrevocable proxy granted hereby shall be effective automatically upon the occurrence of an Event of Default without the necessity that any action (including, without limitation, that any transfer of any of the Pledged Stock be recorded on the books and records of the relevant Credit Party) be taken by any Person (including the relevant Credit Party of any Pledged Stock or any officer or agent thereof), shall be coupled with an interest and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of any relevant Grantor, and shall terminate only on the Termination Date.

7.2          Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3          Financing Statements. Pursuant to any Applicable Law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form (if no signature is required) and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable state, in any such financing statements.

7.4          Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.5          Collateral Matters. As between the Collateral Agent and the Secured Parties, except as otherwise set forth herein, any action or exercise of powers by the Collateral Agent provided under the Credit Documents, together with such other powers as are reasonably incidental thereto, shall be deemed authorized by and binding upon all of the Secured Parties. At any time and without notice to or consent from any Secured Party, the Collateral Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

SECTION 8.          MISCELLANEOUS

8.1          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.01 of the Credit Agreement.

8.2          Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.02 of the Credit Agreement.

8.3          No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4          Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their permitted successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.5          Set-Off. Each Grantor hereby irrevocably authorizes the Agents and each Secured Party at any time and from time to time after the occurrence and during the continuance of an Event of Default, upon any amount becoming due and payable by such Grantor hereunder or under any other Credit Document (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or such Secured Party hereunder and claims of every nature and description of such Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as such Agent or such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party, or Collateral Agent on their behalf, shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 8.5 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have and are subject to any applicable limitations set forth in the Credit Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.6          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.7          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8          Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9          Integration. This Agreement and the other Credit Documents represent the entire agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.11        SUBMISSION TO JURISDICTION; WAIVERS. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)          SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR OTHERWISE SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT OR ANY LENDER OR OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO THE EXTENT THE LAWS OF SUCH OTHER JURISDICTION GOVERN THE PERFECTION OF THE SECURITY INTEREST IN, OR THEIR REMEDIES WITH RESPECT TO, ANY COLLATERAL;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          CONSENTS THAT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS, AND AGREES NOT TO PLEAD OR CLAIM AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.11(A). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT;

(c)          CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT, IN THE MANNER PROVIDED IN SECTION 12.13(c) OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS;

(d)          WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(e)          WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8.11 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

8.12        Acknowledgements. Each party hereto hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof;

(b)          no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13        Additional Grantors. Each Subsidiary of any Credit Party that is required to become a party to this Agreement pursuant to Section 8.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.14        Releases of Liens.

(a)          Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.01 of the Credit Agreement) to take any action requested by the Grantor having the effect of releasing any Collateral (i) to the extent necessary to permit consummation of any transaction expressly permitted by the Credit Documents or that has been consented to in accordance with Section 12.01 of the Credit Agreement, or (ii) under the circumstances described in paragraph (b) below.

(b)          On the Termination Date, the Collateral shall be released from the Liens created by this Agreement and the other Security Documents, and this Agreement and the other Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Credit Party under this Agreement and the other Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c)          Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property pursuant to this Section 8.14. In each case as specified in this Section 8.14, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Credit Parties’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement and the other Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 8.14.

8.15        Belgian Security Documents. Notwithstanding any provision of this Agreement to the contrary (i) the pledge of shares in the capital of Artilium NV and United Telecom NV by Artilium Group Limited as pledgor, as well as the pledge over business by the Belgian Subsidiaries as pledgors, in each case, in favor of the Collateral Agent as pledgee, shall be governed by the Belgian Security Documents and not by this Agreement, and (ii) if in connection with the grant of a security interest in the Collateral or exercise of remedies by the Collateral Agent under this Agreement or the Belgian Security Documents, a court of competent jurisdiction in the United States or Belgium, as applicable, determines that the grant of a security interest in all or any part of the Collateral or any exercise of remedies by the Collateral Agent is governed by the Belgian Security Documents, then such Belgian Security Documents (and not this Agreement) shall control and supersede this Agreement, in each case, solely with respect to the grant of security interest in such Collateral or any exercise of remedies by the Collateral Agent with respect to such Collateral.

8.16        German Security Documents. Notwithstanding any provision of this Agreement to the contrary (i) the pledge of shares in the capital of (x) [interactive digital media GmbH] by [Artilium Group Limited] as [pledgor] in favor of the German Security Trustee as [pledgee and collateral agent] and the Lenders as [pledgees] shall be governed by the German Security Documents and not by this Agreement and (ii) if in connection with the grant of a security interest in the Collateral or exercise of remedies by the Collateral Agent under this Agreement or by the German Security Trustee under the German Security Documents, a court of competent jurisdiction in the United States or Germany, as applicable, determines that the grant of a security interest in all or any part of the Collateral or any exercise of remedies by the Collateral Agent or the German Security Trustee is governed by the German Security Documents, then such German Security Documents (and not this Agreement) shall control and supersede this Agreement, in each case, solely with respect to the grant of security interest in such Collateral or any exercise of remedies by the Collateral Agent or the German Security Trustee with respect to such Collateral.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.17        Netherlands Security Documents. Notwithstanding any provision of this Agreement to the contrary (i) the pledge of shares in the capital of (x) Pareteum Europe by the Borrower as pledgor and (y) Artilium BV by Artilium UK as pledgor, in each case, in favor of the Collateral Agent as pledgee, shall be governed by the Netherlands Security Documents and not by this Agreement and (ii) if in connection with the grant of a security interest in the Collateral or exercise of remedies by the Collateral Agent under this Agreement or the Netherlands Security Documents, a court of competent jurisdiction in the United States or the Netherlands, as applicable, determines that the grant of a security interest in all or any part of the Collateral or any exercise of remedies by the Collateral Agent is governed by the Netherlands Security Documents, then such Netherlands Security Documents (and not this Agreement) shall control and supersede this Agreement, in each case, solely with respect to the grant of security interest in such Collateral or any exercise of remedies by the Collateral Agent with respect to such Collateral.

8.18        UK Security Documents. Notwithstanding any provision of this Agreement to the contrary (i) the pledge of shares in the capital of Artilium Group UK by Pareteum Corporation as pledgor in favor of the Collateral Agent as pledgee and collateral agent and the Lenders as pledgees shall be governed by the UK Security Documents and not by this Agreement and (ii) if in connection with the grant of a security interest in the Collateral or exercise of remedies by the Collateral Agent under this Agreement or by the Collateral Agent under the UK Security Documents, a court of competent jurisdiction in the United States or England, as applicable, determines that the grant of a security interest in all or any part of the Collateral or any exercise of remedies by the Collateral Agent is governed by the UK Security Documents, then such UK Security Documents (and not this Agreement) shall control and supersede this Agreement, in each case, solely with respect to the grant of security interest in such Collateral or any exercise of remedies by the Collateral Agent with respect to such Collateral.

8.19        Subordination. Notwithstanding any provision of this Agreement to the contrary, and except as otherwise provided by Applicable Law, all rights of the Grantors to indemnity, contribution or subrogation under Applicable Law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted). No failure on the part of the Borrower or any other Grantor to make the payments required under Applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder. Each Grantor hereby agrees that all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted).

8.20        Marshaling. Neither the Agents nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Parties hereunder and of the Secured Parties in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.

8.21        References to Schedules. References herein to Schedules to this Agreement are to such Schedules as updated when required by Section 8.01(d) of the Credit Agreement.

[Signature Page Follows.]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

PARETEUM CORPORATION

By:	/s/ Robert H. Turner
Name:	Robert H. Turner
Title:	Executive Chairman & Principal Executive Officer

PARETEUM NORTH AMERICA CORP.

By:	/s/ Robert H. Turner
Name:	Robert H. Turner
Title:	Director

iPASS INC.

By:	/s/ Robert H. Turner
Name:	Robert H. Turner
Title:	Director

iPASS IP LLC

By:	/s/ Denis McCarthy
Name:	Denis McCarthy
Title:	Director/CEO

[Signatures continued on following page]

(Security Agreement)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ACCEPTED:

POST ROAD ADMINISTRATIVE LLC,
as Collateral Agent

By:	/s/ Michael Bogdan
Name:	Michael Bogdan
Title:	Authorized Signatory

(Security Agreement)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULES TO SECURITY AGREEMENT

Schedule 1

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Name of Grantor	Name of Pledged Company	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate No.
Pareteum Corporation	Pareteum North America Corp.	Common Shares	100%	100%	N/A
Pareteum Corporation	Pareteum Europe B.V.	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	Artilium Group Limited	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	Elephant Talk Limited - Hong Kong	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	Pareteum ASIA PTE. Ltd.	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	iPass Inc.	Common Shares	100%	100%	N/A
Pareteum North America Corp.	Pareteum UK Limited	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass IP LLC	Membership Interests	100%	100%	C-1 C-2 C-3
iPass Inc.	iPass Holdings PTY LTD	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass France SAS	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass Japan Kabushiki Kaisha	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass Deutschland GmbH	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass Asia Pte. LTD.	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass (U.K.) Limited	Ordinary Shares	100%	100%	N/A

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Pledged Notes:

ValidSoft UK Limited:

That certain Promissory Note dated September 30, 2016, in the amount of $1,000,000.00, made by each of VSFT Holdings, Inc., ValidSoft UK Limited, and ValidSoft Limited, as Obligors, payable to Pareteum Corporation (f/k/a Elephant Talk Communications Corp.), as Holder.

Yonder Media Mobile Inc.:

$5,000,000 Convertible Note Purchase Agreement (the “NPA”) dated as of November 26, 2018 by and among Yonder Media Mobile, Inc. (“Yonder”) and Pareteum Corporation (“Pareteum”) and First Amendment to the NPA dated as of February 11, 2019 (the “Amendment”). Pursuant to the NPA, there are three convertible promissory notes executed by Yonder in favor of Pareteum, one dated November 26, 2018 in the amount of $500,000, a second dated January 7, 2019 in the amount of $500,000 and a third dated February 12, 2019 in the amount of $200,000.

UTS Joint venture (dormant): ET-UTS NV was incorporated in Curacao, the Netherlands Antilles, on April 9, 2008 as a 51% subsidiary of Elephant Talk Caribbean B.V. with the remaining 49% owned by our joint venture partner UTS N.V. The purpose of ET-UTS NV was to design, install, maintain and exploit WIFI and WIMAX networks in the Caribbean area and Surinam, however the project was never launched and the entity is being wound down.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

UCC Filings

Grantor	Jurisdictions
Pareteum Corporation	Delaware
Pareteum North America Corp.	Delaware
iPass Inc.	Delaware
iPass IP LLC	Delaware

Intellectual Property Filings

Recordation of the Patent Security Agreement with the USPTO.
Recordation of the Trademark Security Agreement with the USPTO.

Actions with respect to Pledged Stock

Delivery of original certificates evidencing Pledged Stock to Collateral Agent, together with an undated stock transfer power covering such Pledged Stock duly executed in blank by each respective Grantor, as applicable.

Other Actions

Delivery of original Pledged Notes to Collateral Agent, together with an undated note power covering such Pledged Notes duly executed in blank by each respective Grantor.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3

CAPITAL STOCK

Name of Grantor	Issuer of Capital Stock	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate No.
Pareteum Corporation	Pareteum North America Corp.	Common Shares	100%	100%	N/A
Pareteum Corporation	Pareteum Europe B.V.	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	Artilium Group Limited	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	Elephant Talk Limited - Hong Kong	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	Pareteum ASIA PTE. Ltd.	Ordinary Shares	100%	100%	N/A
Pareteum Corporation	iPass Inc.	Common Shares	100%	100%	N/A
Pareteum North America Corp.	Pareteum UK Limited	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass IP LLC	Membership Interests	100%	100%	C-1 C-2 C-3
iPass Inc.	iPass Holdings PTY LTD	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass France SAS	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass Japan Kabushiki Kaisha	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass Deutschland GmbH	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass Asia Pte. LTD.	Ordinary Shares	100%	100%	N/A
iPass Inc.	iPass (U.K.) Limited	Ordinary Shares	100%	100%	N/A

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4

INTELLECTUAL PROPERTY

I.           Copyrights and Copyright Licenses:

[***]

II.          Patents and Patent Licenses:

[***]

III.         Trademarks and Trademark Licenses:

[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IV.          Trade Secret Licenses:

[***]

V.           Internet Domain Names:

[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5

COMMERCIAL TORT CLAIMS

None

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex I

to

Security Agreement

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of _________, 20____, made by______________, a___________(the “Additional Grantor”), in favor of POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company (“Post Road”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) acting pursuant to this Assumption Agreement for the benefit of the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement.

WITNESSETH :

WHEREAS, PARETEUM CORPORATION, a Delaware corporation (the “Borrower”), any Subsidiaries of Borrower that are Guarantors or become Guarantors pursuant to Section 8.10 of the Credit Agreement (collectively, the “Guarantors”, and, together with Borrower, the “Credit Parties”), the Lenders from time to time party thereto (the “Lenders”), Post Road, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent for the Lenders, have entered into a Credit Agreement, dated as of February 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Credit Parties (other than the Additional Grantor) have entered into the Security Agreement dated as of February 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby grants, pledges, collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its personal property and other assets, wherever located, whether now owned or at any time hereafter acquired by such Grantor therein or in which such Grantor therein now has or at any time in the future may acquire any right, title or interest, including the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, and (b) expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule[s] [ ]3 to the Security Agreement. The Additional Grantor hereby represents and warrants that, with respect to the Additional Grantor, each of the representations and warranties contained in Section 4 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

3 Refer to each Schedule which needs to be supplemented.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Governing Law. This assumption agreement shall be governed by, and construed and interpreted in accordance with, the law of the state of New York without reference to conflicts of law provisions. In addition, the provisions of Sections 8.6, 8.7, 8.8 and 8.12 of the Security Agreement are incorporated herein by reference, mutatis mutandis.

No Novation or Release. Nothing in this Assumption Agreement shall be construed to release any other Grantor at any time party to the Security Agreement from its obligations and liabilities thereunder or otherwise affect any of such other Grantor’s obligations or liabilities under any Credit Document.

[Remainder of page intentionally left blank].

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR],

By:
Name:
Title:

ACKNOWLEDGED:

POST ROAD ADMINISTRATIVE LLC,

as Collateral Agent

By:
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 1-A

[INSERT INFORMATION TO BE ADDED TO THE APPLICABLE SECURITY AGREEMENT SCHEDULES]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex II

to

Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________, 20__, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company (“Post Road”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Lenders and the other Secured Parties.

WITNESSETH:

WHEREAS, PARETEUM CORPORATION, a Delaware corporation (the “Borrower”), any Subsidiaries of Borrower that are Guarantors or become Guarantors pursuant to Section 8.10 of the Credit Agreement (collectively, the “Guarantors”, and, together with Borrower, the “Credit Parties”), the Lenders from time to time party thereto (the “Lenders”), Post Road, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent for the Lenders, have entered into a Credit Agreement, dated as of February 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, all of the Grantors are party to a Security Agreement of even date herewith in favor of the Collateral Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)          [all of its Copyrights and all Copyright Licenses providing for the grant by or to such Grantor of any right under any Copyright, including those referred to on Schedule 1 hereto;

(b)          all renewals, reversions and extensions of the foregoing; and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Patents and all Patent Licenses providing for the grant by or to such Grantor of any right under any Patent, including those referred to on Schedule 1 hereto;

(b)          all reissues, reexaminations, continuations, continuations-in-part, divisionals, and extensions of the foregoing; and

(c)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, violation or other impairment thereof.]

or

(a)          [all of its Trademarks and all Trademark Licenses providing for the grant by or to such Grantor of any right under any Trademark, including those referred to on Schedule 1 hereto;

(b)          all renewals and extensions of the foregoing;

(c)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof. Notwithstanding the foregoing, there shall be no security interest or Lien on any Trademark application that is filed on an “intent-to-use” basis (until such time as a statement of use is filed with respect to such application and duly accepted by the United States Patent and Trademark Office).]

Section 3. Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this [Copyright] [Patent] [Trademark] Security Agreement conflicts with any provision of the Security Agreement, the Security Agreement shall govern.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] subject to a security interest hereunder.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. Governing Law. THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). In addition, the provisions of Section 8.6, 8.7, 8.8 and 8.12 of the Security Agreement are incorporated herein by reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR], as Grantor

By:
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

1.          REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.          [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.          [COPYRIGHT] [PATENT] [TRADEMARK] LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]